Exhibit 99.1
GLEACHER & COMPANY TO PRESENT AT THE
BANK OF AMERICA MERRILL LYNCH
2010 BANKING AND FINANCIAL SERVICES CONFERENCE
NEW YORK, N.Y., November 16, 2010 — Gleacher & Company, Inc. (Nasdaq: GLCH) today announced its participation in the Bank of America Merrill Lynch 2010 Banking and Financial Services Conference on Wednesday, November 17, 2010 at The Westin New York at Times Square in New York City. Peter McNierney, Chief Executive Officer of Gleacher & Company, is currently scheduled to present at 2:35 P.M. EST.
The presentation will be webcast live. The webcast, as well as a copy of the Company’s presentation materials, will be available on November 17, 2010 directly through the Investor Relations portion of Gleacher & Company’s website at www.gleacher.com. For those who cannot listen to the live webcast, the archived webcast will be available one hour following the conclusion of the live event through December 3, 2010 directly through Gleacher & Company’s website.
About Gleacher & Company
Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis services. For more information, please visit www.gleacher.com.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Jeffrey Kugler	Ray Young
Acting Chief Financial Officer	Halldin Public Relations
Gleacher & Company, Inc.	916.781.0659
212.273.7100

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